CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated December 1, 2000 on the financial statements of ADDvantage Technologies Group, Inc. as of September 30, 2000 and for the year ended September 30, 2000 and the nine months ended September 30, 1999 included in this Form 10-KSB Annual Report of ADDvantage Technologies Group, Inc. as of September 30, 2000, into ADDvantage Technologies Group, Inc.'s previously Filed Registration Statement on Form S-8 (File No. 333-12641).


/S/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP
TULLIUS TAYLOR SARTAIN & SARTAIN LLP

December 28, 2000